Transamerica 10f-3 Equity Report January 2015


Fund	Offering Date/Trade Date	Issuer/Security
	Cusip	Offering Type	Shares	Unit Price of
Offering/Price Paid Per Unit	Spread	Total Price Paid
	Underwriter From Whom the Fund Purchased
	Total Shares Offered	Total Size of the
Offering	Total Shares Purchased by Investment
Management	Total Price Paid by the Fund Plus Total
Price paid For Same Securities Purchased By the Same
Sub-adviser	% of Offering
Transamerica Series Trust- Transamerica JP Morgan Mid
Cap Value VP 	1/15/2015	Southwestern Energy
Company (SWN) Secondary	84546710	U.S.
Registered	 46,300 	 $23.00 	 $0.69 	$1,064,900
	BofA Merrill Lynch	 26,086,957
	$600,000,011	 1,564,700 	$35,988,100
	6.00%	BofA Merrill Lynch / Citigroup / J.P.
Morgan / Wells Fargo Securities / BMO Capital Markets
/ BNP Paribas / MUFG / Mizuho Securities / RBS / SMBC
Nikko / BBVA / Credit Agricole CIB / RBC Capital Markets
/ CIBC / Societe Generale / BB&T Capital Markets /
Comerica Securities / Fifth Third Securities / Heikkinen
Energy Advisors / HSBC / KeyBanc Capital Markets /
Macquarie Capital / Piper Jaffray / PNC Capital Markets
LLC / Baird / Scotiabank / Howard Weil / Tudor,
Pickering, Holt &  Co.
Transamerica Series Trust- Transamerica JP Morgan Mid
Cap Value VP 	3/24/2015	Brixmor Property Group
Inc. (BRX) Secondary	11120U10	U.S. Registered
20,200 	 $26.38 	 $0.3957 	$532,876	Wells
Fargo Securities	 22,500,000 	$593,550,000
620,500 	$16,368,790	2.76%	BofA Merrill
Lynch / Citigroup / J.P. Morgan / Wells Fargo Securities
Transamerica Series Trust- Transamerica JP Morgan Mid
Cap Value VP 	3/25/2015	Citizens Financial
Group, Inc. (CFG) Secondary	17461010	U.S.
Registered	 34,800 	 $23.75 	 $0.285 	$826,500
	Morgan Stanley	 135,000,000 	$3,206,250,000
1,677,220 	$39,833,975	1.24%	Morgan Stanley
/ Goldman, Sachs & Co. / J.P. Morgan / Citigroup /
Credit Suisse / Deutsche Bank Securities / RBS / UBS
Investment Bank / Wells Fargo Securities / Barclays /
Keefe, Bruyette & Woods / Oppenheimer & Co. / RBC
Capital Markets / Sandler O'Neill + Partners, L.P.
Transamerica Series Trust- Transamerica JP Morgan Mid
Cap Value VP 	11/18/2015	Match Group, Inc.
(MTCH) IPO	57665R106	U.S. Registered	 41,500
$12.00 	 $0.66 	$498,000	BofA Merrill Lynch
33,333,333 	$399,999,996	 988,800
	$11,865,600	2.97%	J.P. Morgan / Allen &
Company LLC / BofA Merrill Lynch / Deutsche Bank
Securities / BMO Capital Markets / Barclays / BNP
Paribas / Cowen and Company / Oppenheimer & Co. /
PNC Capital Markets LLC / Societe Generale / Fifth Third
Securities